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Exhibit 99.1

March 24, 2004

Adelphia Communications Corporation
Senior Secured Credit Facilities
Senior Unsecured Bridge Facility
Amended and Restated Commitment Letter

Adelphia Communications Corporation
5619 DTC Parkway
Greenwood Village, CO 80111

Attention:	William T. Schleyer, Chairman & Chief Executive Officer Vanessa A. Wittman, Executive Vice President & Chief Financial Officer

Ladies and Gentlemen:

        Reference is made to the commitment letter dated February 24, 2004 among the parties hereto (the "Original Commitment Letter"). Such parties hereby agree to amend and restate the Original Commitment Letter to read in its entirety as set forth in this letter agreement and that the effective date of this letter agreement shall be February 24, 2004 (the "Effective Date").

        Adelphia Communications Corporation ("you" or "Adelphia") has advised JPMorgan Chase Bank ("JPMCB"), Credit Suisse First Boston, acting through its Cayman Islands Branch ("CSFB"), Citicorp North America, Inc. ("Citigroup"), Deutsche Bank AG Cayman Islands Branch ("DB Cayman" and, together with JPMCB, CSFB and Citigroup, the "Initial Lenders"), J.P. Morgan Securities Inc. ("JPMSI"), Citigroup Global Markets Inc. ("CGMI") and Deutsche Bank Securities Inc. ("DBSI" and, together with JPMSI, CSFB and CGMI, the "Arranger Group"; the Initial Lenders and the Arranger Group are collectively referred to herein as "us") that it and certain of its subsidiaries (collectively, the "Debtor Entities") have commenced voluntary cases (the "Bankruptcy Cases") under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). You have further advised us that you expect that the Debtor Entities will be reorganized (the "Reorganization") pursuant to a plan of reorganization (the "Reorganization Plan"), a copy of a draft of which, dated February 23, 2004, is attached as Annex I hereto (the "Draft Plan of Reorganization"). You have further advised us that the total consideration necessary to consummate the Reorganization Plan will be provided through (i) either (A) a "Refinancing" consisting of both (x) the borrowing by an indirect subsidiary of Adelphia (the "Borrower") that directly or indirectly owns all of the equity of the domestic subsidiaries of Adelphia that own substantially all of Adelphia's cable and telephony assets (such domestic subsidiaries are hereinafter collectively referred to as the "Company") of up to $2.0 billion of Tranche A Term Loans (the "Tranche A Term Loans") and up to $2.75 billion of Tranche B Term Loans (the "Tranche B Term Loans") under the Senior Secured Credit Facilities (as hereinafter defined), and (y) the issuance by an indirect subsidiary of Adelphia that directly owns all of the equity of the Borrower ("Holdings" and, together with the Borrower and the Company, the "Credit Parties") of up to $3.3 billion of senior unsecured notes (the "Holdings Senior Notes") or, in lieu thereof, senior unsecured bridge notes (the "Holdings Bridge Notes" and, together with the Holdings Senior Notes, the "Holdings Senior Debt") under a bridge facility (the "Bridge Facility" and, together with the Senior Secured Credit Facilities, the "Facilities"); or (B) a "Rollover" consisting of (x) the borrowing by the Borrower of a portion of the Senior Secured Credit Facilities and/or the issuance by Holdings of a portion of the Holdings Senior Debt consisting of an aggregate amount at least equal to the outstanding balance under Adelphia's debtor in possession credit facility (the "DIP Facility"), and (y) the issuance by the Borrower, Holdings and/or any direct or indirect parent company of Holdings of new debt instruments (collectively, the "Rollover Securities") to the lenders under the pre-petition credit facilities of the Credit Parties that are subordinated (whether structurally or contractually) to the Senior Secured Credit Facilities and the Holdings Senior Debt, in each case, on terms and conditions reasonably acceptable to the Arranger Group, which terms and conditions shall include, without limitation, that any such debt instrument shall (1) not mature or otherwise require any prepayments or repayments of principal thereof earlier than seven years following the issuance date thereof; provided that the final maturity of all indebtedness issued under the Facilities shall, if and to the extent hereinafter required, be shortened as hereinafter provided, (2) not be secured by any assets or be guaranteed by any subsidiary and (3) be otherwise on terms and conditions that are no more restrictive than, in the case of terms and conditions comparable to those in the Facilities, the terms and conditions of the indebtedness issued under the Facilities, and otherwise on terms and conditions that are no more restrictive than those customarily contained in unsecured subordinated high yield notes; and (ii) the issuance of new common stock of Adelphia to certain pre-petition creditors.

        In addition to the foregoing, you have advised us that you will require a revolving credit facility in the amount of $750.0 million for the working capital requirements and other corporate purposes of the Credit Parties after the consummation of the Reorganization Plan (the "Revolving Credit Facility" and, together with the Tranche A Term Loans and the Tranche B Term Loans, the "Senior Secured Credit Facilities"). The Revolving Credit Facility will not be used on the Closing Date (as hereinafter defined) to fund any of the payments to be made by any of the Debtor Entities pursuant to the Reorganization Plan, except that Letters of Credit (as defined in the Senior Secured Credit Facilities Term Sheet (as hereinafter defined)) may be issued on the Closing Date to replace certain letters of credit outstanding under the DIP Facility.

        The consummation of the Reorganization Plan, whether through the Refinancing or the Rollover, including, to the extent applicable, the entering into and funding of the Senior Secured Credit Facilities, the issuance and sale of the Holdings Senior Notes or the Holdings Bridge Notes, as the case may be, and all related transactions (including, without limitation, the issuance of the Exchange Notes, the Converted Term Loan and those other transactions contemplated by the Term Sheets (as hereinafter defined)) are hereinafter collectively referred to as the "Transaction". The proposed sources and uses for the financing for the Transaction are as set forth in Schedule I annexed hereto. All capitalized terms used and not otherwise defined herein shall have the same meanings as specified therefor in the Term Sheets. If you accept this commitment letter (together with all schedules, exhibits (including the Term Sheets) and annexes hereto, this "Commitment Letter") as provided below, the date of the initial funding, whether in connection with the Refinancing or the Rollover, under the Senior Secured Credit Facilities and, if applicable, of the issuance and sale of the Holdings Senior Notes or, in lieu thereof, the Holdings Bridge Notes, is referred to herein as the "Closing Date".

        In connection with the foregoing, you have requested that (i) the Arranger Group or certain members thereof agree to structure, arrange and syndicate the Facilities, (ii) each Initial Lender agrees to commit to provide that portion of the Facilities that is set forth opposite its name on Annex II hereto, which amount is subject to reduction upon the occurrence of the Reduction Event (as hereinafter defined) or a Company Election (as hereinafter defined), in each case, on the terms set forth herein, and (iii) the members of the Arranger Group and the Initial Lenders assume the roles set forth in the third immediately succeeding paragraph hereof. The members of the Arranger Group are pleased to advise you that they are willing to act as the exclusive arrangers for the Facilities. Furthermore, and subject to the terms of the immediately following sentence hereof, each Initial Lender is pleased to advise you of (i) its commitment to provide that portion of the Senior Secured Credit Facilities that is set forth opposite its name on Annex II hereto, upon the terms and subject to the conditions set forth or referred to in this

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Commitment Letter, including in the Summary of Terms and Conditions for the Senior Secured Credit Facilities annexed as Exhibit A hereto (together with all schedules, exhibits and annexes thereto, the "Senior Secured Credit Facilities Term Sheet") and (ii) its commitment to provide that portion of the Bridge Facility that is set forth opposite its name on Annex II hereto, upon the terms and subject to the conditions set forth or referred to in this Commitment Letter, including in the Summary of Terms and Conditions for the Bridge Facility annexed as Exhibit B hereto (together with all schedules, exhibits and annexes thereto, the "Bridge Term Sheet" and, together with the Senior Secured Credit Facilities Term Sheet, the "Term Sheets"). The commitment of each Initial Lender set forth in the immediately preceding sentence hereof and on Annex II hereto shall be subject to reduction upon the occurrence of the Reduction Event or a Company Election, in each case, on the terms set forth in the immediately succeeding two paragraphs hereof. In addition, you hereby acknowledge and agree that the commitments of each Initial Lender hereunder with respect to each Facility are several and not joint.

        Notwithstanding anything contained in the immediately preceding paragraph to the contrary, in the event that prior to the Closing Date, the Arranger Group shall reasonably determine in good faith, after consultation with the Borrower, Holdings and the investment bank or banks engaged in connection with the placement of the Holdings Senior Notes, that Holdings is unable to issue the Holdings Senior Notes in a Rule 144A offering or as otherwise contemplated by this Commitment Letter and the other Commitment Documents (as hereinafter defined) due to the fact that Adelphia has received a qualified audit report with respect to its consolidated financial statements as of and for the year ended December 31, 2003 and any applicable subsequent fiscal year (other than an audit report that contains a "going concern" qualification due to the fact that the Debtor Entities have commenced the Bankruptcy Cases and have not yet consummated a plan of reorganization and that such fact raises substantial doubt about the ability of the Debtor Entities to continue as a going concern) then, in such event, the Initial Lenders may, on ten (10) business days' prior written notice to Adelphia, reduce their aggregate commitment (with the commitment of each Initial Lender being reduced equally) under the terms of this Commitment Letter and, in such event, the commitments of each Initial Lender set forth on Annex II hereto shall be modified accordingly; provided, that in no event shall the Initial Lenders be permitted to reduce their commitment under the terms of this Commitment Letter pursuant to the terms of this paragraph to less than $2 billion in the aggregate, it being agreed that in the event the aggregate commitment of the Initial Lenders is reduced as herein provided, $750 million of such reduced commitment shall be allocated to the Revolving Credit Facility and a minimum of $1.25 billion of such reduced commitment shall be allocated among the Tranche A Term Loan, the Tranche B Term Loan and the Bridge Facility as determined by the Arranger Group in its discretion (the reduction of the aggregate commitment of the Initial Lenders contemplated by this paragraph is referred to herein as the "Reduction Event"). In the event of the occurrence of the Reduction Event in accordance with the terms of the immediately preceding sentence hereof, and except as otherwise expressly provided in this Commitment Letter or the other Commitment Documents, all other terms and conditions of this Commitment Letter and the other Commitment Documents shall remain in full force and effect.

        Without limiting the foregoing, and subject to the terms of the Fee Letter (as hereinafter defined), in the event that the Debtor Entities elect to finance the Reorganization Plan through the Rollover, whether in whole or in part, then, upon ten (10) business days' prior written notice of such election by Adelphia to the Arranger Group and the Initial Lenders (or, in any event, upon the issuance of any Rollover Securities), the aggregate commitment of the Initial Lenders hereunder shall be reduced, dollar-for-dollar (in equal amounts), by the aggregate principal amount of the Rollover Securities to be so issued (the election by the Debtor Entities to finance the Reorganization Plan as contemplated by this sentence is referred to herein as the "Company Election"), it being agreed and understood that such reduced commitment shall be allocated among the Tranche A Term Loan, the Tranche B Term Loan and the Bridge Facility (after $750 million shall have been reserved for the Revolving Credit Facility) as

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determined by the Arranger Group in its discretion. If any Rollover Securities are issued, then (1) if any Holdings Bridge Notes shall be issued under the Bridge Facility, the maturity date of the Converted Term Loan and the Exchange Notes into which the Holdings Bridge Notes may be converted or exchanged shall be shortened to the date, if earlier than ten years after the Closing Date, that is six months prior to the earliest maturity date of such Rollover Securities, (2) the final maturity date of the Tranche B Term Loans shall be shortened to the date, if earlier than seven years after the Closing Date, that is six months prior to the earliest maturity date of any issued Holdings Senior Debt (after giving effect to any adjustment required pursuant to clause (1) above) or, if no Holdings Senior Debt shall be issued, of such Rollover Securities, and (3) the final maturity date of the Tranche A Term Loans and the date of expiration of the commitments under the Revolving Credit Facility shall be shortened to the date, if earlier than six years after the Closing Date, that is twelve months prior to the final maturity date of the Tranche B Term Loans (after giving effect to any adjustment required pursuant to clause (2) above).

        It is agreed that (i) JPMCB will act as the sole and exclusive administrative agent for the Facilities, (ii) JPMSI and CSFB will act as joint bookrunners and co-lead arrangers for the Senior Secured Credit Facilities (JPMSI and CSFB in their capacity as co-lead arrangers for the Senior Secured Credit Facilities are hereinafter collectively referred to as the "Co-Lead Arrangers"), (iii) CSFB, CGMI and DBSI will act as co-syndication agents for the Senior Secured Credit Facilities, (iv) CGMI and DBSI will act as arrangers for the Senior Secured Credit Facilities and (v) each member of the Arranger Group will act as a joint bookrunner for the Bridge Facility. In such capacities, and subject to the terms hereof and the terms of the Fee Letter and the Syndication Letter (each, as hereinafter defined), each member of the Arranger Group and each Initial Lender will perform the duties and exercise the authority customarily performed and exercised by it in the roles assigned to it pursuant to the terms hereof.

        Subject to the terms hereof, the terms of the Fee Letter and the terms of that certain amended and restated letter agreement, dated March 24, 2004 and effective as of the Effective Date, among the Initial Lenders, the Arranger Group and Adelphia, relating to certain syndication matters (the "Syndication Letter"), the Co-Lead Arrangers intend to syndicate the Facilities to a group of financial institutions and other entities (collectively, together with the Initial Lenders, the "Lenders") identified by the Co-Lead Arrangers in consultation with you. In furtherance of the foregoing, but subject to the terms hereof and the terms of the Fee Letter and the Syndication Letter, including without limitation, the terms of the Fee Letter relating to the amount and distribution of fees, the Co-Lead Arrangers will manage all aspects of the syndication in consultation with you, including decisions as to the selection of institutions to be approached and when they will be approached, the time and acceptance of commitments, naming rights, the final allocation of commitments, the amount and distribution of fees and other matters customarily associated with a syndication of a facility of this type. The Co-Lead Arrangers will also consult on a regular basis with the other members of the Arranger Group with respect to the syndication strategy, status of the syndication, timing and other matters relating to the syndication of the Facilities. You agree that except as provided herein, no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the Term Sheets and the Fee Letter) will be paid in connection with the Facilities unless the Arranger Group and Adelphia shall so agree, it being agreed that the consent of the Arranger Group or Adelphia, as the case may be, to the matters set forth in this sentence shall not be unreasonably withheld, conditioned or delayed.

        The Co-Lead Arrangers intend to commence syndication efforts promptly after the Effective Date, and you agree to use your commercially reasonable efforts to assist the Co-Lead Arrangers in completing a syndication reasonably satisfactory to them. Such assistance shall include (i) your using commercially reasonable efforts to ensure that the syndication efforts benefit materially from your existing DIP Facility lending relationships, (ii) direct contact between senior management and advisors of the Credit Parties and the proposed Lenders, (iii) assistance in the preparation of a Confidential Information

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Memorandum and other marketing materials to be used in connection with the syndication and (iv) the hosting, with either of the Co-Lead Arrangers, of one or more meetings of prospective Lenders. The commitment of each Initial Lender hereunder shall be reduced dollar-for-dollar (in equal amounts) as and when corresponding commitments are received from other Lenders on the terms set forth in this Commitment Letter.

        To assist the Co-Lead Arrangers in their syndication efforts, you agree promptly to prepare and provide to the Co-Lead Arrangers (and you will provide all such information to all members of the Arranger Group and the Initial Lenders) all information with respect to the Credit Parties and the transactions contemplated hereby, including all financial information and projections (the "Projections"), as any member of the Arranger Group or any Initial Lender may reasonably request in connection with the arrangement and syndication of the Facilities. You hereby represent and covenant that (i) all information other than the Projections (the "Information") that has been or will be made available to the Arranger Group or any Initial Lender by you or any of your representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (ii) the Projections that have been or will be made available to the Arranger Group or the Initial Lenders by you or any of your representatives have been or will be prepared in good faith based upon reasonable assumptions. If, at any time from and after the Effective Date until the Closing Date, any of the representations and warranties in the preceding sentence would be incorrect if the Information or Projections were being furnished, and such representation and warranties were being made, at such time, then you will promptly supplement the Information and the Projections as reasonably necessary so that such representations and warranties will be correct under those circumstances. You understand that in arranging and syndicating the Facilities we may use and rely on the Information and Projections without independent verification thereof.

        As consideration for the commitments of each Initial Lender hereunder and the agreements of each member of the Arranger Group to perform the services described herein, you agree to pay to the Arranger Group and the Initial Lenders the aggregate nonrefundable fees set forth in that certain amended and restated fee letter dated March 24, 2004 and effective as of the Effective Date and delivered herewith (the "Fee Letter").

        The commitments of each Initial Lender hereunder and the agreements of each member of the Arranger Group to perform the services described herein are subject to (i) there not having occurred, since December 31, 2003, any material adverse change in the business, operations, properties, assets or non-dischargeable liabilities (whether contractual or otherwise) of the Credit Parties taken as a whole, (ii) our completion, and reasonable satisfaction with the results of, our legal due diligence investigation of the Credit Parties (the "Legal Due Diligence Condition"), it being expressly understood and agreed that the Legal Due Diligence Condition shall, automatically and without any further action by any party hereto or any affiliate thereof, terminate and no longer be of any further force or effect on the earlier to occur of (A) the day immediately preceding the date of the hearing before the Bankruptcy Court to consider the approval of the Disclosure Statement of the Credit Parties (the Disclosure Statement of the Credit Parties that is ultimately approved by the Bankruptcy Court is hereinafter referred to as the "Final Disclosure Statement") and (B) April 15, 2004 (the earlier of the dates specified in clauses (A) and (B) immediately above is hereinafter referred to as the "Legal Due Diligence Condition Termination Date"), (iii) no member of the Arranger Group nor any Initial Lender becoming aware at any time from and after the Legal Due Diligence Condition Termination Date (or, with respect to information which even if known would not have permitted it to exercise the Legal Due Diligence Condition, the Effective Date) and on or prior to the Closing Date of information not previously disclosed to it that it reasonably believes to be

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materially inconsistent with its understanding, based on information provided to it prior to the Effective Date, of the business, operations, properties, assets or non-dischargeable liabilities (whether contractual or otherwise) of the Credit Parties taken as a whole, (iv) our being reasonably satisfied that there shall not exist prior to and during the syndication of the Facilities any competing offering, placement or arrangement for any debt security (other than the Holdings Senior Debt or the Rollover Securities) or bank financing by or on behalf of any of the Credit Parties, (v) the Co-Lead Arrangers having been afforded a period of thirty (30) consecutive calendar days (or more if mutually agreed to in writing) following the launch of the general syndication of the Senior Secured Credit Facilities and the Bridge Facility and immediately prior to the date of execution of the definitive documentation for the Senior Secured Credit Facilities and the Bridge Facility to syndicate the Senior Secured Credit Facilities and the Bridge Facility, (vi) the negotiation, execution and delivery on or before the Closing Date of definitive documentation with respect to the Facilities reasonably satisfactory to the Initial Lenders and the Arranger Group and their counsel and (g) the other conditions set forth or referred to in the Term Sheets.

        You agree (i) to indemnify and hold harmless each member of the Arranger Group, each Initial Lender and their respective advisors and their respective officers, directors, employees and agents and any successors or permitted assigns thereof (each, an "indemnified person") from and against any and all losses, claims, damages and liabilities to which any such indemnified person may become subject arising out of or in connection with the Commitment Documents, the Facilities, the use of the proceeds thereof, the Bankruptcy Cases, the Transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any indemnified person is a party thereto, and to reimburse each indemnified person upon demand for any reasonable legal or other reasonable expenses incurred in connection with investigating or defending any of the foregoing, provided, that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent they (A) are found by a final, nonappealable judgment of a court to arise from the willful misconduct or gross negligence of such indemnified person or (B) arise from such indemnified person's actions in the Bankruptcy Cases or prior to the commencement thereof (including, without limitation, in connection with the pre-petition credit facilities of the Credit Parties or any claim, litigation, investigation or proceeding related thereto) in any capacity other than as a member of the Arranger Group or as an Initial Lender (or as any of their respective advisors and their respective officers, directors, employees and agents and any successors or permitted assigns thereof), and (ii) to reimburse each member of the Arranger Group and each Initial Lender on demand for all reasonable out-of-pocket expenses (including reasonable due diligence expenses, reasonable syndication expenses, reasonable consultant's fees and expenses (if applicable), reasonable travel expenses, and reasonable fees, charges and disbursements of one counsel in respect of the Senior Secured Credit Facilities for all of the Arranger Group and the Initial Lenders and one counsel in respect of the Bridge Facility for all of the Arranger Group and the Initial Lenders) incurred in connection with the Facilities and any related documentation (including this Commitment Letter, the Fee Letter and the definitive financing documentation) or the administration, amendment, modification or waiver thereof. No indemnified person shall be liable for (i) any damages arising from the use by others of Information or other materials obtained through electronic, telecommunications or other information transmission systems, except to the extent that such damages arise as a result of any person or entity receiving such Information or other materials as a result of the gross negligence or willful misconduct of such indemnified person or (ii) any special, indirect, consequential or punitive damages in connection with the Facilities or in connection with its activities related to the Facilities.

        This Commitment Letter shall not be assignable by any party hereto (other than to its affiliates) without the prior written consent of the other parties hereto (and any purported assignment without such prior written consent shall be null and void), is intended to be solely for the benefit of the parties hereto, the indemnified persons to the extent contemplated by the immediately preceding paragraph hereof and, in the case of Adelphia, the Credit Parties, and is not intended to confer any benefits upon, or

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create any rights in favor of, any person other than the parties hereto, the indemnified persons to the extent contemplated by the immediately preceding paragraph hereof and, in the case of Adelphia, the Credit Parties. This Commitment Letter may not be amended or waived except by an instrument in writing signed by you, each Initial Lender and each member of the Arranger Group. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter and any other Commitment Document by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof. This Commitment Letter, the Fee Letter and the Syndication Letter (collectively, the "Commitment Documents"), are the only agreements that have been entered into among the parties hereto with respect to the Facilities and set forth the entire understanding of the parties with respect thereto. This Commitment Letter and the other Commitment Documents shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. Each party hereto waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to the Commitment Documents, the Transaction or any transaction contemplated hereby or thereby (whether based on contract, tort or any other theory).

        This Commitment Letter is delivered to you on the understanding that, unless otherwise agreed to in writing by each member of the Arranger Group and each Initial Lender, neither this Commitment Letter, the other Commitment Documents, nor any of their terms or substance shall be disclosed, directly or indirectly, to any other person other than as required by the Bankruptcy Court, including in connection with the Approval Order (as hereinafter defined), and except that (i) this Commitment Letter, the other Commitment Documents and the terms and substance thereof may be disclosed (x) to the officers, agents and advisors of Adelphia and the Credit Parties who are directly involved in the consideration of this matter and as need to know and agree to be bound by the provisions of this paragraph, or (y) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case you agree to inform us promptly thereof) and (ii) this Commitment Letter may be disclosed to any of the official committees that have been appointed by the Bankruptcy Court in the Bankruptcy Cases and the other Commitment Documents may be disclosed to such committees and other third parties pursuant to and in accordance with an order of the Bankruptcy Court setting forth the parameters with respect to the disclosure of such other Commitment Documents. Notwithstanding the foregoing, each member of the Arranger Group and each Initial Lender acknowledges and agrees that following the date hereof, the Debtor Entities intend to (A) issue a press release, after consultation with the Arranger Group, announcing the receipt of the commitments hereunder, which press release shall identify each Initial Lender and each member of the Arranger Group, and (B) seek the approval of the Bankruptcy Court to perform their respective obligations under the terms of this Commitment Letter and the other Commitment Documents, including to pay the fees provided for herein and therein and otherwise to consummate the transactions contemplated hereby and thereby, and that in connection therewith, the Debtor Entities intend to file the Commitment Letter and, subject to the immediately following sentence hereof, the Fee Letter and the Syndication Letter, with the Bankruptcy Court and, as a result thereof, such documents may become publicly available. Subject to the foregoing, Adelphia agrees to take such reasonable actions as shall be necessary to prevent the Fee Letter and the Syndication Letter from becoming publicly available, including without limitation, the filing of a motion pursuant to Sections 105(a) and 107(b) of the Bankruptcy Code and Bankruptcy Rule 9018 seeking an order of the Bankruptcy Court authorizing the Debtor Entities to file the Fee Letter and the Syndication Letter under seal.

        You acknowledge that the Arranger Group and the Initial Lenders or any of them may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. Each member of the Arranger Group and each Initial Lender hereby agrees that it

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will not (i) use any confidential information of the Debtor Entities, whether obtained from you or any of your representatives or affiliates by virtue of the Transactions, including the transactions contemplated by this Commitment Letter or the other Commitment Documents, or their other relationships with the Debtor Entities, in connection with their performance of services for other companies, or (ii) furnish any such information to other companies. You also acknowledge that the members of the Arranger Group and the Initial Lenders have no obligation to use in connection with the transactions contemplated by the Commitment Documents, or to furnish to you, confidential information obtained from other companies. Notwithstanding anything herein to the contrary, Adelphia and the Credit Parties (and any employee, representative or other agent of Adelphia or the Credit Parties) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and the U.S. federal income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure.

        The reimbursement, indemnification, confidentiality and, to the extent applicable, compensation, provisions contained herein and in the other Commitment Documents shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the commitments hereunder.

        If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheets, the Fee Letter and the Syndication Letter by returning to us executed counterparts hereof and of the Fee Letter and the Syndication Letter not later than 5:00 p.m., New York City time, on Wednesday, March 24, 2004. The commitments and agreements of each Initial Lender and each member of the Arranger Group set forth herein and in the other agreements enumerated in the immediately preceding sentence hereof, will expire, unless waived by us in our sole and absolute discretion, at 5:01 p.m., New York City time, on Wednesday, March 24, 2004, unless at or prior to such time you shall have executed and returned to us a copy of this Commitment Letter and the other Commitment Documents. Further, the commitments and agreements of the Initial Lenders and the Arranger Group set forth herein shall, unless we, in our sole discretion, shall otherwise agree to a later date, expire on May 25, 2004 unless, prior to such date, you shall have delivered to us a copy of an order in respect of each Bankruptcy Case (the "Approval Order") that has been entered by the Bankruptcy Court and become effective, in form and substance reasonably satisfactory to us, authorizing the Credit Parties to pay the fees and expenses set forth in the Commitment Letter and the Fee Letter and otherwise authorizing the Credit Parties to accept, and incur its obligations under, the Commitment Documents, which Approval Order shall specifically provide that our right to receive all amounts due and owing to us, including the fees as outlined herein and in the Fee Letter and reimbursement of all reasonable costs and expenses incurred in connection with the financing outlined herein and as set forth herein and in the Fee Letter, shall be entitled to priority as administrative expense claims under Sections 503(b)(1) and 507(a)(1) of the Bankruptcy Code, whether or not the Senior Secured Credit Facilities and the Bridge Facility are consummated. If you satisfy the conditions set forth in this paragraph, each Initial Lender agrees to hold its commitment, as outlined herein and in Annex II hereto (which is subject to reduction on the terms set forth herein), available for you until (A) the earliest of (i) the consummation of the transactions contemplated hereby (including the Transaction), (ii) the consummation of any Chapter 11 plan of reorganization other than the Reorganization Plan, (iii) the completion of the Reorganization without the funding of the Senior Secured Credit Facilities or the Bridge Facility, (iv) the dismissal or conversion to proceedings under Chapter 7 of the Bankruptcy Code of any of the Bankruptcy Cases or the appointment in any of the Bankruptcy Cases of a trustee or examiner, (v) 5:00 p.m., New York City time, on December 31, 2004 (the "Initial Date"), it being expressly understood and agreed that in the event the Reorganization Plan is confirmed by the Bankruptcy Court on or before the Initial Date, at the request of the Borrower and Holdings, the Initial Date shall be extended for a period not to exceed ninety (90) calendar days and (vi) the date on which any of the conditions to the commitments and agreements of the Initial Lenders and the Arranger Group as

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outlined herein and in the Term Sheets attached hereto shall become incapable of being satisfied prior to the otherwise applicable expiration of the commitments, provided that prior to terminating the commitments and agreements set forth herein and in the other Commitment Documents pursuant to this clause (vi), we shall provide Adelphia with at least ten (10) business days' written notice thereof and the failure of such condition to be capable of satisfaction shall continue to be in effect at the end of such ten (10) business day period and (B) such later date as we shall, in our sole discretion, otherwise agree. Notwithstanding the foregoing, if the Approval Order shall at any time cease to be in full force and effect or shall be reversed, modified (in a material and adverse manner with respect to the Arranger Group or the financing contemplated hereby) or stayed, each Initial Lender or each member of the Arranger Group may, in its sole discretion, terminate its commitment or agreement hereunder, in each case without further obligation hereunder.

        Notwithstanding anything contained herein or in any other Commitment Document to the contrary, (i) neither the execution of the Commitment Documents nor the acceptance and approval by any member of the Arranger Group or any Initial Lender of the Draft Plan of Reorganization, the Reorganization Plan or any amendments, modifications or other revisions thereto shall constitute or be deemed to constitute a vote in favor or other acceptance or approval of the terms, conditions or other provisions of the Draft Plan of Reorganization, the Reorganization Plan or any amendment, modification or revision thereto by any such member of the Arranger Group or any Initial Lender in any capacity or for any purpose other than in such entity's capacity as a member of the Arranger Group or as an Initial Lender hereunder and for purposes of the financing contemplated hereby and by the other Commitment Documents; and (ii) nothing contained herein shall constitute a waiver by any member of the Arranger Group or any Initial Lender of any of its rights, remedies or objections, whether with respect to the Draft Plan of Reorganization or otherwise, in any capacity other than as a member of the Arranger Group or as an Initial Lender, all of which rights, remedies or objections are preserved and left unaltered by this Commitment Letter and the other Commitment Documents.

        Notwithstanding anything to the contrary in this Commitment Letter or the other Commitment Documents, all obligations of Adelphia, the Borrower, Holdings or any other Credit Party under any such document are subject to the approval of the lenders under the DIP Facility, if required, and the entry of the Approval Order, it being understood that in the event that Adelphia, the Borrower, Holdings or any other Credit Party is unable to fulfill any of its obligations under this Commitment Letter and the other Commitment Documents as a result of a failure to obtain the entry of the Approval Order, all conditions to the commitments and agreements of each member of the Arranger Group or each Initial Lender set forth herein and in the other Commitment Documents shall nonetheless remain in full force and effect and, if such unfulfilled obligations of Adelphia, the Borrower, Holdings or any other Credit Party result in a failure to satisfy any condition to such commitments and agreements, such condition shall be deemed unsatisfied, unless waived by us.

9

        We are pleased to have been given the opportunity to assist you in connection with this important financing.

Very truly yours,
JPMORGAN CHASE BANK
By:	/s/ BRUCE BORDEN Name: Bruce Borden Title: Vice President
J.P. MORGAN SECURITIES INC.
By:	/s/ BRUCE BORDEN Name: Bruce Borden Title: Vice President

CREDIT SUISSE FIRST BOSTON, ACTING THROUGH ITS CAYMAN ISLANDS BRANCH
By:	/s/ LAURI SIVASLIAN Name: Lauri Sivaslian Title: Managing Director
By:	/s/ SOVONNA DAY-GOINS Name: Sovonna Day-Goins Title: Director

CITICORP NORTH AMERICA, INC.
By:	/s/ CAESAR W. WYSZOMIRSKI Name: Caesar W. Wyszomirski Title: Vice President
CITIGROUP GLOBAL MARKETS INC.
By:	/s/ CAESAR W. WYSZOMIRSKI Name: Caesar W. Wyszomirski Title: Director

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH
By:	/s/ DAVID MAYHEW Name: David Mayhew Title: Director
By:	/s/ STEPHEN CAYER Name: Stephen Cayer Title: Director
DEUTSCHE BANK SECURITIES INC.
By:	/s/ SUNJEN YUNG Name: Sunjen Yung Title: Director
By:	/s/ CATHERINE MADIGAN Name: Catherine Madigan Title: Managing Director

Accepted and agreed to as of the date first written above by:
ADELPHIA COMMUNICATIONS CORPORATION
By:	/s/ VANESSA A. WITTMAN Name: Vanessa A. Wittman Title: Executive Vice President & Chief Financial Officer

ANNEX I

[DRAFT PLAN OF REORGANIZATION]

ANNEX II

COMMITMENTS

Initial Lender	Senior Secured Credit Facilities	Bridge Facility
JPMorgan Chase Bank	$1,375,000,000	$825,000,000
Credit Suisse First Boston, acting through its Cayman Islands Branch	$1,375,000,000	$825,000,000
Citicorp North America, Inc.	$1,375,000,000	$825,000,000
Deutsche Bank AG Cayman Islands Branch	$1,375,000,000	$825,000,000
Totals:	$5,500,000,000	$3,300,000,000

SCHEDULE I

SOURCES AND USES
($ millions)

Sources
Revolving Credit Facility ($750)—funded only as back up to Letters of Credit		$0
Tranche A Term Loan		2,000
Tranche B Term Loan		2,750
Holdings Senior Notes or Bridge Facility		3,300

Total Sources:		$8,050

Uses
Pre-petition Bank Debt		$6,817
DIP Facility Outstanding
Operations and Professional Fees	573
TelCove Settlement	65
Proxy Costs	25
Administrative Claims paid in cash prior to emergence	150

Total DIP Facility Outstanding as of 9/30		813
Payments at the time of emergence
Success Fees	30
REDACTED	100
Administrative Claims	94
Fee for financing (Closing in mid-October)	196

Total Payments		420

Total Uses:		$8,050

EXHIBIT A

$5,500,000,000 SENIOR SECURED CREDIT FACILITIES
SUMMARY OF TERMS AND CONDITIONS

        All capitalized terms used in this Summary of Terms and Conditions (together with the related schedules annexed hereto, this "Summary of Terms") shall have the meanings ascribed to such terms in the Commitment Letter to which this Summary of Terms is attached.

Parties
Borrower:	An indirect subsidiary of Adelphia denoted as the "Borrower Holdco" on the Potential Post-Emergence Structure chart which is annexed as Schedule I hereto (the "Borrower").
Guarantors:
Each of the Borrower's present and future direct and indirect domestic subsidiaries and the Borrower's immediate parent holding company ("Holdings" and, together with such direct and indirect domestic subsidiaries, the "Guarantors"; the Guarantors and the Borrower are hereinafter collectively referred to as the "Credit Parties") shall guarantee on a senior basis (each, a "Guarantee") the Borrower's obligations under the Senior Secured Credit Facilities up to the maximum extent possible without violating applicable fraudulent conveyance laws. Any guarantees to be issued in respect of the Bridge Facility shall be expressly subordinated to the Guarantees.
Co-Lead Arrangers and Joint Bookrunners:	J.P. Morgan Securities Inc. ("JPMSI") and Credit Suisse First Boston, acting through its Cayman Islands Branch ("CSFB" and, together with JPMSI, the "Co-Lead Arrangers").
Sole and Exclusive Administrative Agent:	JPMorgan Chase Bank (in such capacity, the "Administrative Agent").
Co-Syndication Agents:	CSFB, Citigroup Global Markets Inc. ("CGMI") and Deutsche Bank Securities Inc. ("DBSI" and, together in this capacity with CSFB and CGMI, the "Co-Syndication Agents").
Arrangers:	JPMSI, CSFB, CGMI and DBSI (collectively, in such capacity, the "Arrangers" or the "Arranger Group").
Lenders:
A syndicate of financial institutions and other entities, including JPMCB, CSFB, Citicorp North America, Inc. and Deutsche Bank AG Cayman Islands Branch, identified by the Co-Lead Arrangers in consultation with the Borrower and the Arrangers and subject to the terms of the Commitment Letter, the Fee Letter and the Syndication Letter (collectively, the "Lenders").

Senior Secured Credit Facilities
Tranche A Term Loans:
$2.0 billion term loan (the "Tranche A Term Loans") maturing on the date that is six years after the Closing Date or, if any Rollover Securities are issued, the date, if earlier than six years after the Closing Date, that is twelve months prior to the final maturity date of the Tranche B Term Loans, after giving effect to any adjustment to the final maturity date of the Tranche B Term Loans required below. The Tranche A Term Loans will be amortized quarterly with (x) 0.25% of the Tranche A Term Loans to be payable in equal quarterly installments beginning on the fifth quarter following the Closing Date and ending on the last quarter prior to maturity and (y) the remaining balance of the Tranche A Term Loans to be payable at maturity of the Tranche A Term Loans. The aggregate commitments of the Lenders shall be reduced upon the occurrence of a Reduction Event, upon 10 business days' prior written notice to the Initial Lenders and the Arranger Group of the Company's election to issue Rollover Securities or upon the issuance of any Rollover Securities (in which case the aggregate commitments shall be reduced dollar-for-dollar by the aggregate principal amount of such Rollover Securities so issued), which reduced commitment will, in each case, be allocated among the Tranche A Term Loans, the Tranche B Term Loans and the Bridge Facility as determined by the Arranger Group in its discretion.
Tranche B Term Loans:
$2.75 billion term loan (the "Tranche B Term Loans" and, together with the Tranche A Term Loans, the "Term Loans") maturing on the date that is seven years after the Closing Date or, if any Rollover Securities are issued, the date, if earlier than seven years after the Closing Date, that is six months prior to the earliest maturity date of any issued Holdings Senior Debt or, if no Holdings Senior Debt shall be issued, of such Rollover Securities. The Tranche B Term Loans will be amortized quarterly with (x) 0.25% of the Tranche B Term Loans to be payable in equal quarterly installments beginning on the fifth quarter following the Closing Date and ending on the last quarter prior to maturity and (y) the remaining balance of the Tranche B Term Loans to be payable at maturity of the Tranche B Term Loans. The aggregate commitments of the Lenders shall be reduced upon the occurrence of a Reduction Event, upon 10 business days' prior written notice to the Initial Lenders and the Arranger Group of the Company's election to issue Rollover Securities or upon the issuance of any Rollover Securities (in which case the aggregate commitments shall be reduced dollar-for-dollar by the aggregate principal amount of such Rollover Securities so issued), which reduced commitment will, in each case, be allocated among the Tranche A Term Loans, the Tranche B Term Loans and the Bridge Facility as determined by the Arranger Group in its discretion.
Revolving Credit Facility:
$750 million revolving credit facility (the "Revolving Credit Facility") shall be available on a revolving basis during the period commencing immediately after the Closing Date and ending on the sixth anniversary thereof or, if any Rollover Securities are issued, the date, if earlier than six years after the Closing Date, that is twelve months prior to the final maturity date of the Tranche B Term Loans (after giving effect to any adjustment to the final maturity date of the Tranche B Term Loans required above), except that Letters of Credit (as defined below) may be issued on the Closing Date to replace certain letters of credit outstanding under the DIP Facility.
Letters of Credit:
A portion of the Revolving Credit Facility not in excess of $150,000,000 shall be available for the issuance of letters of credit (the "Letters of Credit"). Each Letter of Credit shall have an expiration date of not later than (i) 12 months after its date of issuance and (ii) five business days prior to the final maturity of the Revolving Credit Facility; provided, that such Letters of Credit may contain an automatic renewal provision providing for additional periods of up to 12 months (which in no event shall extend beyond the date referenced in clause (ii) above).
Swingline Facility:
In connection with the Revolving Credit Facility a swingline facility will be made available to the Borrower under which the Borrower may make borrowings of up to $50,000,000. Any swingline borrowings will reduce availability under the Revolving Credit Facility on a dollar-for-dollar basis.
Purpose:
The Term Loans, together with the proceeds of the issuance of the Holdings Bridge Notes or the Holdings Senior Notes, as applicable, and, if applicable, the securities issued in the Rollover, shall be used on the Closing Date to (x) make certain cash payments contemplated by the Reorganization Plan or to otherwise secure payment of or otherwise satisfy allowed claims contemplated by the Reorganization Plan and (y) pay transaction costs associated with the Reorganization.

The Revolving Credit Facility will provide for the working capital requirements and other corporate purposes of the Credit Parties after the consummation of the Reorganization Plan. The Revolving Credit Facility will not be used to fund any of the payments to be made pursuant to the terms of the Reorganization Plan on the Closing Date, except that Letters of Credit may be issued on the Closing Date to replace certain letters of credit outstanding under the DIP Facility.
Interest Rates and Fees
Interest Rates:	As set forth on Schedule II annexed hereto.
Interest Payment Dates:
Quarterly for ABR Loans (as defined in Schedule II annexed hereto); on the last day of selected interest periods (which shall be 1, 2, 3 and 6 months) for Eurodollar Rate Loans (as defined in Schedule II annexed hereto) (and at the end of every three months, in the case of interest periods of longer than three months); and upon prepayment, in each case, payable in arrears and calculated based on the actual number of days elapsed over a 360-day year (or 365 or 366 days, as the case may be, in the case of ABR Loans based on the Prime Rate).
Default Rate:	With respect to overdue principal, the applicable interest rate plus 2.00% per annum and, with respect to any other overdue amount, the interest rate applicable to ABR Loans plus 2.00% per annum.
Commitment Fees:
The Borrower shall pay a commitment fee of 0.50% per annum on the average daily amount of the unused Revolving Credit Facility, payable in arrears at the end of each quarter and upon termination of the commitments under the Revolving Credit Facility, calculated based on the actual number of days elapsed over a 360-day year.
Letters of Credit Fees:
The Borrower shall pay a commission on all outstanding Letters of Credit at a per annum rate equal to the applicable margin then in effect with respect to Eurodollar Rate Loans under the Revolving Credit Facility on the face amount of each Letter of Credit, payable in arrears at the end of each quarter and upon termination of the commitments under the Revolving Credit Facility, calculated based on the actual number of days elapsed over a 360-day year. Such commission shall be shared among the Lenders participating in the Revolving Credit Facility pro rata in accordance with each such Lender's applicable commitment thereunder.

In addition, a fronting fee equal to 0.25% per annum on the face amount of each Letter of Credit shall be payable by the Borrower to the issuing bank for its own account, payable in arrears at the end of each quarter and upon termination of the commitments under the Revolving Credit Facility, calculated based on the actual number of days elapsed over a 360-day year. Customary drawing and administration fees will also be charged by the issuing bank for its own account.
Conditions
Initial Conditions:	As set forth on Schedule III annexed hereto.
Ongoing Conditions:
The making of each extension of credit shall be conditioned upon (i) the accuracy, in all material respects, of all representations and warranties in the definitive financing documentation and (ii) there being no default or event of default in existence at the time of, or after giving effect to the making of, such extension of credit.
Security
Subject to the terms hereof, the Senior Secured Credit Facilities will be secured by first priority perfected liens on all existing and after-acquired personal property (tangible and intangible) of the Credit Parties, including without limitation, all accounts receivable, inventory, equipment, intellectual property and other personal property, and a pledge of the capital stock of, each Credit Party, subject to such exceptions as may be agreed upon, including those described in the immediately following sentence hereof; provided, however, that franchise agreements and similar agreements, licenses, permits and rights shall not be pledged as collateral under the Senior Secured Credit Facilities. Additional exceptions to be based upon, among other matters, (i) requirements for third party consents or actions that may not be obtainable or available without cost or effort that would not be reasonable or beneficial under the circumstances, (ii) the materiality of assets that would otherwise be made subject to liens hereunder and (iii) customary exceptions for priority of certain other liens.

Only real property with book value in excess of $25 million will be pledged as collateral under the Senior Secured Credit Facilities. Leaseholds will be pledged as collateral under the Senior Secured Credit Facilities only to the extent that the annual lease payments thereunder are in excess of $2 million and, in the case of such leaseholds, the Credit Parties will use commercially reasonable efforts to obtain landlord consents. The Credit Parties will not be required to obtain bailee letters. The Credit Parties will use commercially reasonable efforts to obtain control agreements relating to material operating bank accounts but, subject to the foregoing, the failure to obtain such agreements shall not be a default or a condition to closing and the Credit Parties will not be precluded from maintaining funds in such accounts, including accounts not maintained with affiliates of the Co-Lead Arrangers or other members of the Arranger Group. The security documents will not contain any operating covenants and will be limited to containing provisions relating to the creation of liens and remedies.
Certain Prepayment Provisions
Voluntary Prepayments and Commitment Reductions:
Prepayments of borrowings will be permitted at any time in whole or in part without premium or penalty (Eurodollar Rate Loans payable only on the last days of related interest periods or upon payment of any "breakage costs") and the commitments of the Lenders under the Revolving Credit Facility may be reduced by the Borrower at any time in minimum amounts to be agreed upon. Voluntary prepayments of the Term Loans shall be applied (i) proportionately between the Tranche A Term Loans and the Tranche B Term Loans and (ii) ratably to scheduled amortization.
Mandatory Prepayments:	The Senior Secured Credit Facilities shall be prepaid with:
(i)
100% of the net cash proceeds of all asset sales or other dispositions by the Credit Parties subject to exceptions for (A) proceeds which are, within 12 months, reinvested or subject to a letter of intent to reinvest, in assets used or useful in the business of the Credit Parties, (B) proceeds from the sale or disposition of inventory, fixtures and equipment in the ordinary course of business, (C) proceeds from the sale or disposition of surplus or obsolete equipment no longer used in the business of the Credit Parties, (D) proceeds from any sale or disposition of assets with a book value of less than $1 million, (E) proceeds from the sale or disposition of certain non-strategic assets which are listed on Schedule IV annexed hereto (collectively, the "Non-Strategic Assets") and (F) other exceptions to be agreed upon;
(ii)
at any time when the Leverage Ratio (as hereinafter defined), measured on a pro forma basis after giving effect to the issuance of any indebtedness by a Credit Party, is greater than or equal to 5.00 to 1.00, 50% of the net cash proceeds from the issuance of such indebtedness (other than purchase money indebtedness, indebtedness issued to refinance the Bridge Facility and other exceptions to be agreed upon), provided that no prepayment from the net cash proceeds from the issuance of such indebtedness will be required when the Leverage Ratio is less than 5.00 to 1.00; and
(iii)
100% of the net cash proceeds received under any casualty insurance by any Credit Party pursuant to the power of eminent domain or condemnation, subject to ability to repair or replace the asset in question with such net cash proceeds.

In addition, upon the occurrence of a Triggering Event (as defined below), the Borrower shall be required to prepay an amount outstanding under the Senior Secured Credit Facilities equal to the amount obtained by multiplying (i) the aggregate amount outstanding under the Senior Secured Credit Facilities on the date of the Triggering Event by (ii) a fraction, the numerator of which is the aggregate number of basic subscribers attributable to the Rigas family cable entities managed by the Credit Parties (the "Rigas Managed Entities"), and the denominator of which is equal to the sum of (A) the aggregate number of basic subscribers attributable to the Credit Parties and (B) the aggregate number of basic subscribers attributable to the Rigas Managed Entities. Upon the effectiveness of any such prepayment, the commitment of the Lenders under the Revolving Credit Facility shall be reduced based on the same methodology.

For purposes hereof, a "Triggering Event" shall be deemed to have occurred at such time when (i) the Credit Parties shall have lost, beyond all appeals, any contribution from or subrogation rights against the Rigas Managed Entities arising from the pre-petition co-borrowing credit facilities (the "Co-Borrowing Facilities") and (ii) the liens on the assets and properties of the Rigas Managed Entities held by the lenders under the Co-Borrowing Facilities, (A) shall have become or declared invalid by a court of competent jurisdiction (this clause (A) will not become effective upon the filing of a bankruptcy petition (voluntary or involuntary) by or for the Rigas Managed Entities) or (B) are not held by the Credit Parties through subrogation rights. In the event of the occurrence of the Triggering Event, the other terms of the Senior Secured Credit Facilities, including the financial covenants set forth herein, shall remain unchanged. In the event the Rigas Managed

Entities are transferred to or otherwise acquired by the Credit Parties, such entities shall remain subject (without any restrictions imposed by the management agreements) to the terms and conditions of the Senior Secured Credit Facilities, including the collateral provisions contained herein (the date on which the Rigas Managed Entities are transferred to or otherwise acquired by the Credit Parties is hereinafter referred to as the "Transfer Date").

All such amounts shall be applied first to the prepayment of the Term Loans and thereafter to the prepayment of the Revolving Credit Facility. All such mandatory prepayments of the Term Loans shall be applied (i) proportionately between the Tranche A Term Loans and the Tranche B Term Loans and (ii) ratably to scheduled amortization.
Certain Documentation Matters
Representations and Warranties:
Representations and warranties shall apply to the Credit Parties and shall be customary and appropriate for facilities of this type, including without limitation, corporate existence; corporate power and authority; enforceability of the Senior Secured Credit Facilities; governmental approvals; non-contravention of material agreements and applicable law; financial statements; no material adverse changes; ownership and title of properties; liens; material litigation; payment of taxes; compliance with laws and agreements; employee benefit liabilities; environmental liabilities; perfection and priority of liens securing the Senior Secured Credit Facilities; full disclosure; franchises, including FCC; inapplicability of Investment Company Act and Public Utility Holding Company Act; solvency; insurance; and absence of defaults.
Affirmative Covenants:
Affirmative covenants shall apply to the Credit Parties and, prior to the Transfer Date or the occurrence of the Triggering Event and to the extent permitted by the relevant management agreement, the Rigas Managed Entities. From and after the Transfer Date, the affirmative covenants shall apply to the Rigas Managed Entities in the same manner that such covenants apply to all other wholly-owned direct and indirect subsidiaries of the Borrower. The affirmative covenants shall no longer apply to the Rigas Managed Entities from and after the occurrence of the Triggering Event.

Such affirmative covenants shall be customary and appropriate for facilities of this type, including without limitation, delivery of financial information (including annual audited and quarterly unaudited financial statements); accountants' letters; officers' certificates; other information reasonably requested by any Lender; notices of defaults; material litigation and other material events; information regarding collateral; maintenance of existence; material rights and franchises (with customary exceptions for franchises); conduct of business; payment and performance of other obligations; maintenance of properties; insurance; casualty and condemnation; maintenance of books and records; right of Lenders to inspect property, books and records; compliance with laws, including environmental laws; use of proceeds; future subsidiaries; and further assurances.
Negative Covenants:
Negative covenants shall apply to the Credit Parties and, prior to the Transfer Date or the occurrence of the Triggering Event and to the extent permitted by the relevant management agreement, the Rigas Managed Entities. From and after the Transfer Date, the negative covenants shall apply to the Rigas Managed Entities in the same manner that such covenants apply to all other wholly-owned direct and indirect subsidiaries of the Borrower. The negative covenants shall no longer apply to the Rigas Managed Entities from and after the occurrence of the Triggering Event.
Such negative covenants shall be customary and appropriate for facilities of this type, including without limitation:
(i)
limitations on dividends on, and redemptions and repurchases of, capital stock, and prepayments, redemptions and repurchases of outstanding indebtedness (other than loans under the Senior Secured Credit Facilities, and prepayment of the Holdings Bridge Notes with the proceeds of any debt incurred and/or equity issued after the Closing Date), subject to exceptions to be agreed upon, including without limitation, ability to make restricted payments (A) out of a general basket or (B) once the Leverage Ratio is below an agreed upon threshold;
(ii)
limitations on liens and sale-leaseback transactions, subject to exceptions to be agreed upon, including without limitation, (A) liens securing permitted secured debt, (B) a general basket to be agreed upon, (C) liens incurred in the ordinary course of business (which shall not include liens incurred in connection with the incurrence of debt for borrowed money), including in connection with performance requirements under franchise agreements and other contracts and (D) liens arising in connection with the sale of receivables that the Credit Parties have been unable to collect in accordance with their standard debt collection practices;
(iii)
limitations on loans and investments, subject to exceptions to be agreed upon, including without limitation, (A) the termination of this covenant once the Leverage Ratio is below an agreed upon threshold, (B) unlimited loans and investments in wholly-owned subsidiary Guarantors, (C) a general basket to be agreed upon, (D) if applicable, a general basket to be agreed upon with respect to joint ventures, (E) amounts required to be funded to litigation trust(s) established pursuant to the terms of the Reorganization Plan and (F) amounts paid in connection with the settlement of the litigation relating to the Puerto Rico joint venture;
(iv)
limitations on indebtedness, subject to exceptions to be agreed upon, including without limitation, (A) indebtedness incurred to refinance the Holdings Bridge Notes, provided that the terms of such indebtedness are reasonably satisfactory to the Lenders, (B) a general basket to be agreed upon, (C) subordinated debt provided that (x) such debt (1) does not mature or otherwise require any prepayments or repayments of principal thereof earlier than the date that is six (6) months following the latest maturity date of the Senior Secured Credit Facilities, (2) is not secured by any assets or guaranteed by any subsidiary and (3) is otherwise on terms and conditions that are no more restrictive than, in the case of terms and conditions comparable to those in the Senior Secured Credit Facilities, the terms and conditions of the indebtedness issued under the Senior Secured Credit Facilities, and otherwise on terms and conditions that are no more restrictive than those customarily contained in unsecured subordinated high yield notes, and (y) there is pro forma compliance with the Leverage Ratio, (D) capital leases and purchase money debt, subject to baskets to be agreed upon and (E) an exception with respect to the minimum purchase requirements agreed to in connection with the TelCove (ABIZ) settlement;
(v)
limitations on mergers, acquisitions and recapitalizations, subject to exceptions to be agreed upon, including without limitation, acquisitions so long as there is pro forma compliance with the Leverage Ratio and any such acquired entity becomes a wholly-owned subsidiary Guarantor;
(vi)
limitations on asset sales, subject to exceptions to be agreed upon, including without limitation, (A) the termination of this covenant once the Leverage Ratio is below an agreed upon threshold, (B) a general basket to be agreed upon, (C) certain asset swaps and sales of uncollectible receivables, (D) sales of the Non-Strategic Assets and (E) disposition of surplus or obsolete equipment or inventory;
(vii)	limitations on transaction with affiliates, defined with a 10% threshold, subject to exceptions to be agreed upon;
(viii)
limitations on changes in business lines being conducted by the Credit Parties, it being agreed that this covenant shall not prohibit the Credit Parties from engaging in businesses typically engaged in by comparable cable companies, including telephony; and
(ix)	limitations on amendment of organizational documents, debt and other material agreements, with exclusion for any such amendments which will not impair the Borrower's ability to repay the Senior Secured Credit Facilities.
Financial Covenants:
The Senior Secured Credit Facilities will provide for a (i) maximum ratio of total debt to EBITDA (the "Leverage Ratio") and (ii) minimum ratio of EBITDA to interest expense. The Senior Secured Credit Facilities will not include a maximum capital expenditures covenant. Prior to the Transfer Date or the occurrence of a Triggering Event, the Rigas Managed Entities shall be included for purposes of determining compliance with all financial covenants.
Events of Default:
Customary and appropriate for facilities of this type (subject to customary and appropriate grace periods), including without limitation, failure to make payments when due, defaults under other agreements or instruments of indebtedness over $50 million, noncompliance with covenants, material breaches of representations and warranties, bankruptcy (which shall not include the bankruptcy of the Rigas Managed Entities prior to the Transfer Date), judgments in excess of specified amounts, invalidity of Guarantees, impairment of security interests in collateral and "changes of control" (to be defined in a mutually agreed upon manner). No material adverse change default.
Assignments/Participations:
The Lenders may assign all or, subject to the terms set forth below, any part of their share of the Senior Secured Credit Facilities to their affiliates, to other Lenders, or to one or more financial institutions or other accredited investors that are eligible assignees (to be defined) which are acceptable to the Borrower (unless a default has occurred and is continuing) and the Administrative Agent, such consent not to be unreasonably withheld; provided, that assignments made to affiliates and other Lenders shall not be subject to such minimum assignment and consent requirements; provided, further, that any assignment in connection with the Revolving Credit Facility shall require the consent of the Administrative Agent (other than to a Lender with a commitment under the Revolving Credit Facility) and the Letter of Credit issuing bank.

In the case of partial assignments (other than to another Lender or to an affiliate of a Lender), the minimum assignment amount shall be $1,000,000 or any lesser amount held by the assigning Lender. The Administrative Agent shall be paid a processing fee and recordation fee of $3,500 for each assignment (including for assignments to other Lenders and affiliates of Lenders).
Waivers and Amendments:
Amendments and waivers will require the approval of Lenders holding in the aggregate more than 50% of the loans and commitments under the Senior Secured Credit Facilities (with certain amendments and waivers also requiring a class vote), provided that the consent of each adversely affected Lender will be required with respect to, among other things, increases in the commitment of such Lender(s), reductions of principal, interest or fees, extensions of final maturity and releases of all or substantially all of the Guarantors and/or the collateral.
Taxes, Reserve Requirements and Indemnities:
All payments are to be made free and clear of any present or future taxes (other than franchise taxes and taxes on overall net income), imposts, assessments, withholdings, or other deductions whatsoever. Foreign Lenders shall furnish to the Administrative Agent (for delivery to the Borrower) appropriate certificates or other evidence of exemption from U.S. federal income tax withholding.

The definitive documentation shall contain customary provisions (a) protecting the Lenders against increased costs or loss of yield resulting from changes in reserve, tax, capital adequacy and other requirements of law and from the imposition or changes in withholding or other taxes and (b) indemnifying the Lenders for "breakage costs" incurred in connection with any prepayment of Eurodollar Rate Loans on a day other than the last day of an interest period with respect thereto.
Governing Law and Forum:	New York.
Counsel to the Administrative Agent and the Arranger Group:	Davis Polk & Wardwell.

Schedule I to Exhibit A

Potential Post-Emergence Structure

*
ACC currently offers telephony service in four states. Additional jurisdictions will be added as VOIP is rolled out.

**
ACC currently offers video service in approximately 35 jurisdictions.

++
Smallest unit for separate legal entities is flexible.

Note: Opcos will roll up under the System Roll-Up Cos.

Schedule II to Exhibit A

Interest Rates

The Borrower may elect that the loans comprising each borrowing bear interest at a rate per annum equal to either (i) the ABR plus the Applicable Margin ("ABR Loans") or (ii) the Adjusted LIBO Rate plus the Applicable Margin ("Eurodollar Rate Loans").

As used herein and in the Summary of Terms, the following terms have the following meanings:

  "ABR" is the Alternate Base Rate, which is the greater of the (i) Administrative Agent's Prime Rate and (ii) Federal Funds Effective Rate plus 1/2 of 1.0%.

  "Adjusted LIBO Rate" means the rate at which eurodollar deposits in the London interbank market for one, two, three or six months (as selected by the Borrower) are quoted on the Telerate screen. The Adjusted LIBO Rate will at all times include statutory reserves.

  "Applicable Margin" means, for any day:

  (i)
  in the case of loans under the Revolving Credit Facility and Tranche A Term Loans, (A) if the Senior Secured Credit Facilities are rated BB- or higher by Standard & Poor's Rating Group and Ba3 or higher by Moody's Investor Service Inc. at the close of business on the Closing Date, a percentage determined in accordance with the grid pricing set forth below, which percentage shall be determined based on the Leverage Ratio on such day, and (B) if the Senior Secured Credit Facilities do not obtain the minimum credit ratings set forth above on the Closing Date, a percentage determined in accordance with the grid pricing set forth below, which percentage shall be determined based on the Leverage Ratio on such day, plus 0.25%; and

  (ii)
  in the case of Tranche B Term Loans, (A) if the Senior Secured Credit Facilities obtain the minimum credit rating set forth in clause (i)(A) above, 2.50% in the case of Eurodollar Rate Loans and 1.50% in the case of ABR Loans and (B) if the Senior Credit Facilities do not obtain the minimum credit rating set forth in clause (i)(A) above, 2.75% in the case of Eurodollar Rate Loans and 1.75% in the case of ABR Loans.

A-II-1

Pricing Grid

Applicable Margin	Leverage Ratio greater than 5.0 to 1.0	Leverage Ratio less than or equal to 5.0 to 1.0 but greater than 4.5 to 1.0	Leverage Ratio less than or equal to 4.5 to 1.0 but greater than 4.0 to 1.0	Leverage Ratio less than 4.0 to 1.0
ABR Loans	1.25%	1.00%	0.75%	0.50%
Eurodollar Rate Loans	2.25%	2.00%	1.75%	1.50%

A-II-2

Schedule III to Exhibit A

SUMMARY OF CONDITIONS TO INITIAL FUNDING UNDER SENIOR SECURED CREDIT FACILITIES

        The commitments under the Commitment Letter with respect to the Senior Secured Credit Facilities (and the initial borrowings thereunder) are subject to the satisfaction of the conditions precedent set forth below (which are in addition to any conditions precedent set forth in the Commitment Letter). All capitalized terms used herein but not defined herein shall have the meanings set forth in the Commitment Letter or the Summary of Terms to which this Schedule III is attached, as the case may be.

Documentation:
The definitive documentation evidencing the Senior Secured Credit Facilities (the "Definitive Financing Documents") shall (i) be prepared by counsel to the Arranger Group, (ii) be customary for transactions of this type under similar market conditions, (iii) be in form and substance reasonably satisfactory to the Arranger Group and the Lenders and (iv) have been executed and delivered by the Credit Parties. Such Definitive Financing Documents shall include customary closing documentation, including without limitation, information necessary to establish compliance with the USA Patriot Act, legal opinions, officers' certificates, resolutions, corporate and public records and the like.
Corporate Structure, Management, etc.:
The pro forma capital and ownership structure shall all be substantially as described in the Draft Plan of Reorganization (after giving effect to any amendments, supplements or modifications thereto which shall be approved by the Arranger Group in accordance with the terms hereof); the organizational documents and senior management of the Credit Parties shall be reasonably satisfactory to the Arranger Group.
Effectiveness of Reorganization Plan:
The Reorganization Plan shall be substantially as described in the Draft Plan of Reorganization (after giving effect to any amendments, supplements or modifications thereto which shall be approved by the Arranger Group in accordance with the terms hereof), and otherwise be reasonably acceptable in form and substance to the Arranger Group. No provision of the Draft Plan of Reorganization shall have been amended, supplemented or otherwise modified in any material respect that is adverse to the Lenders without the prior consent of the Arranger Group (which consent shall not be unreasonably withheld, conditioned or delayed), it being agreed that (i) any terms, conditions or provisions that are added to the Draft Plan of Reorganization, including any terms, conditions or provisions which are contemplated by the Draft Plan of Reorganization but which have not been specified therein, shall be deemed to be an amendment, supplement or modification for purposes of this condition to the commitments of the Lenders under the Commitment Letter with respect to the Senior Secured Credit Facilities and (ii) any amendment to the Draft Plan of Reorganization providing for the assumption or incurrence by any Credit Party of any material indebtedness or other material liability not otherwise contemplated by the Draft Plan of Reorganization shall require such consent. The Reorganization Plan shall

A-III-1

become effective no later than the Initial Date; provided, however, in the event the Reorganization Plan is confirmed by the Bankruptcy Court on or before the Initial Date, at the request of the Borrower and Holdings, the Initial Date shall be extended for a period not to exceed ninety (90) calendar days.
Confirmation Order:
The confirmation order of the Bankruptcy Court with respect to the Reorganization Plan (i) shall be in form and substance reasonably satisfactory to the Arranger Group and shall authorize the Senior Secured Credit Facilities and all of the transactions contemplated thereby, and (ii) shall be in full force and effect and shall have become a final order, not subject to any stay, appeal, modification or reversal. The Reorganization Plan shall have become effective (and all conditions precedent thereto as set forth therein shall have been satisfied without waiver), and the Reorganization Plan and the funding of the Senior Secured Credit Facilities and the Holdings Senior Debt (except to the extent not funded in connection with a Rollover) shall be consummated substantially simultaneously.
Discharge of Pre-petition Claims and DIP Financing:
Any debtor-in-possession financing shall have been repaid in full in cash, all commitments relating to the foregoing shall have been terminated and all liens or security interests related thereto shall have been terminated, released or transferred, in each case, on terms reasonably satisfactory to the Arranger Group, and no pre-petition indebtedness, debtor-in-possession financing or other claims against the Credit Parties shall remain outstanding as an obligation of the Credit Parties, except as contemplated by the Reorganization Plan. Adelphia and the Credit Parties shall have no continuing obligations with respect to the co-borrowing litigation, except as provided in the Reorganization Plan.
Rollover Securities:
If any Rollover Securities are issued, such securities shall be subordinated (whether structurally or contractually) to the Senior Secured Credit Facilities and the Holdings Senior Debt, in each case, on terms and conditions reasonably acceptable to the Arranger Group, which terms and conditions shall include, without limitation, that any such securities shall (1) not mature or otherwise require any prepayments or repayments of principal thereof earlier than seven years following the issuance date thereof, (2) not be secured by any assets or be guaranteed by any subsidiary and (3) be otherwise on terms and conditions that are no more restrictive than, in the case of terms and conditions comparable to those in the Facilities, the terms and conditions of the indebtedness issued under the Facilities, and otherwise on terms and conditions that are no more restrictive than those customarily contained in unsecured subordinated high yield notes.
Litigation:
No litigation shall be pending with respect to these Senior Secured Credit Facilities or the Definitive Financing Documents. There shall not exist any judgment, order, injunction or other restraint prohibiting the consummation of the transactions contemplated by these Senior Secured Credit Facilities. The Arranger Group shall be reasonably satisfied with

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the status of any proceedings by or with the Securities and Exchange Commission arising out of the pre-petition activities of the Credit Parties that have not been discharged or resolved prior to the Closing Date.
Rigas Managed Entities:
The Credit Parties shall continue to manage the Rigas Managed Entities and the Reorganization Plan shall provide that the Credit Parties shall be subrogated to the rights of the lenders under the Co-Borrowing Facilities in respect of the properties and assets of the Rigas Managed Entities used to secure the Co-Borrowing Facilities.
Financial Statements:
No later than 30 days prior to the Closing Date, the Arranger Group shall have received (i) (A) consolidated audited financial statements of Adelphia for each of the last three fiscal years, including balance sheets and income and cash flow statements, audited by independent public accountants of recognized national standing and prepared in conformity with GAAP, together with such accountants' report thereon and (B) unaudited quarterly and monthly consolidated financial statements of Adelphia for the fiscal periods most recently ended prior to the Closing Date, in each case, meeting the requirements of Regulations S-X and S-K for a Form S-1 registration statement under the Securities Act of 1933, as amended, (ii) a pro forma consolidated balance sheet of Adelphia as of the Closing Date after giving effect to the consummation of the Transaction, and (iii) a business plan of Adelphia, including quarterly projections for the period from the Closing Date through December 31, 2005 and annual projections for the period from the Closing Date through December 31, 2008. The foregoing financial statements shall not be materially inconsistent with the forecasts and unaudited financial statements provided to the Arranger Group as of the effective date of the Commitment Letter. The forecasts and unaudited financial statements included in the Final Disclosure Statement shall not be materially inconsistent with the forecasts and unaudited financial statements provided to the Arranger Group as of the effective date of the Commitment Letter.
Security and Guarantees:
The Lenders shall have received customary guarantees from the Guarantors and first priority liens (subject to permitted liens) on the collateral subject to the Senior Secured Credit Facilities and shall have received such other reports, documents and agreements as are customarily delivered in connection with security interests in the types of assets subject to such liens.
Certain Approvals and Agreements:
All governmental, shareholder and third party approvals necessary in connection with the consummation of the Reorganization Plan, the financings contemplated thereby and hereby and the continuing operations of the business of the Credit Parties shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired.
Fees and Expenses:
The Borrower shall have complied with its obligations under the Commitment Letter, the Fee Letter and the other Commitment Documents (including the payment of all fees and expenses required pursuant to the terms thereof).

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No Event of Default:
There shall be no default or event of default under the Definitive Financing Documents and all representations and warranties under the Senior Secured Credit Facilities shall be true and accurate in all material respects.
Financial and Capital Markets:
There shall not exist any material adverse change in the financial or capital markets generally or in the market for syndicated credit facilities that would in the good faith judgment of the Arranger Group be reasonably expected to materially adversely affect the syndication of the Senior Secured Credit Facilities.
Pro Forma EBITDA:
The Arranger Group shall have received evidence reasonably satisfactory to it that (i) if the Closing Date shall occur prior to June 30, 2004, the ratio of Total Debt to EBITDA (the definitions of such terms to be mutually agreed to) determined for the most recently ended fiscal quarter and multiplied by four ("LQA EBITDA") at the Closing Date (calculating after giving effect to the Transaction) shall not be greater than 7.00 to 1.00 and (ii) if the Closing Date shall occur after June 30, 2004, the ratio of Total Debt to LQA EBITDA at the Closing Date (calculating after giving effect to the Transaction) shall not be greater than 6.75 to 1.00.
Ratings:
The Borrower will have obtained ratings for the Senior Secured Credit Facilities from each of Standard & Poor's Ratings Group and Moody's Investors Service, Inc., which ratings the Borrower will seek to obtain promptly following the commencement of the syndication by the Co-Lead Arrangers.

A-III-4

Schedule IV to Exhibit A

NON-STRATEGIC ASSETS

  •
  Venezuela/Colombia cable system

  •
  Brazil cable system

  •
  Security operations (including Naples-based system and Maine Security Surveillance)

  •
  Briar's Creek golf membership

  •
  SMATV properties

  •
  Non-core, non-upgraded cable properties (which, in the aggregate, represent less than 100,000 subscribers)

  •
  Empire Sports Network

  •
  Minority holdings (excluding Puerto Rico partnership, Comcast partnerships and Telemedia)

  •
  WNSA radio station

  •
  Non-core real-estate

A-IV-1

EXHIBIT B

$3,300,000,000 SENIOR UNSECURED BRIDGE LOAN FACILITY
SUMMARY OF PRINCIPAL TERMS AND CONDITIONS

        All capitalized terms used in this Summary of Terms and Conditions (together with the related schedules annexed hereto, this "Summary of Terms") shall have the meanings ascribed to such terms in the Commitment Letter to which this Summary of Terms is attached.

Parties
Borrower:
The immediate parent holding company of the borrower under the Senior Secured Credit Facilities and an indirect subsidiary of Adelphia ("Holdings"). A copy of the Potential Post-Emergence Structure chart is annexed as Schedule I hereto.
Guarantors:
The obligations of Holdings in respect of the Holdings Bridge Notes will be guaranteed on a subordinated basis by (i) each guarantor (other than Holdings) and (ii) the "Borrower Holdco" under the Senior Secured Credit Facilities (collectively, the "Guarantors"; the Guarantors and Holdings are hereinafter collectively referred to as the "Credit Parties") to the maximum extent possible without violating applicable fraudulent conveyance laws. Borrower Holdco shall be a direct wholly-owned subsidiary of Holdings.
Sole and Exclusive Administrative Agent:	JPMorgan Chase Bank (together with its affiliates, "JPMCB" or the "Administrative Agent").
Joint Bookrunners:	J.P. Morgan Securities Inc., Credit Suisse First Boston, acting through its Cayman Islands Branch, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc.
Lenders:
JPMCB, Credit Suisse First Boston, acting through its Cayman Islands, Citicorp North America, Inc., Deutsche Bank AG Cayman Islands Branch and a syndicate of financial institutions and other entities arranged by the Joint Bookrunners in consultation with Holdings and otherwise on the terms set forth in the Commitment Letter and the Fee Letter (collectively, the "Lenders").
Bridge Facility
Amount:	$3.3 billion senior unsecured bridge loan.
Use of Proceeds:	To fund in part the consummation of the Reorganization Plan.
Maturity:
The Bridge Facility will mature on the date that is one year following the Closing Date (the "Maturity Date"). If the Bridge Facility has not been repaid in full on or prior to the Maturity Date, the Bridge Facility shall automatically be converted (the date on which the Bridge Facility is so converted is hereinafter referred to as the "Conversion Date"), subject to certain conditions to be agreed upon, including there being no default under the Bridge Facility, to a senior unsecured term loan (the "Converted Term

Loan") which shall mature ten years after the Closing Date or, if any Rollover Securities are issued on the Closing Date, the date, if earlier than ten years after the Closing Date, that is six months prior to the earliest maturity date of such Rollover Securities. On the Conversion Date, Holdings shall pay to the Lenders an aggregate cash conversion fee equal to 1.75% of the principal amount of all borrowings outstanding under the Bridge Facility so converted (the "Conversion Fee"). At any time on or after the Conversion Date, at the option of any Lender, the Holdings Bridge Notes or the Converted Term Loan, as the case may be, held by such Lender may be exchanged for senior exchange notes having an equal principal amount (the "Exchange Notes"). Certain terms applicable to the Converted Term Loan and the Exchange Notes are set forth on Schedule II hereto.
Interest Rate:
The Holdings Bridge Notes shall bear interest at a rate per annum equal to the greater of (i) 8.00%, (ii) three-month LIBOR plus a spread of 650 basis points and (iii) a rate based on the JP Morgan High Yield Index plus a spread of 50 basis points (the "Base Interest Rate"). If the Bridge Facility is not repaid in whole within three months following the Closing Date, the interest rate provided in clause (i) above or the spread provided for in clauses (ii) and (iii) above, as applicable, shall automatically increase by 0.50% at the end of such three month period and shall increase by an additional 0.50% at the end of each three month period thereafter until and including the Maturity Date. Notwithstanding the foregoing, the interest rate on the Holdings Bridge Notes (before giving effect to any default interest) shall not (x) exceed 12.00% per annum, (y) be less than 7.25% per annum or (z) exceed the highest lawful rate permitted under applicable law. Interest shall be payable in arrears and shall be calculated on the basis of the actual number of days elapsed on a 360-day year.
Upon and during the continuation of an event of default with respect to the Holdings Bridge Notes, the Holdings Bridge Notes will accrue interest at the then prevailing rate plus 2.00%.
Closing Conditions:	As set forth on Schedule III annexed hereto.
Subordination:
The guarantees issued under the Bridge Facility will be expressly subordinated to the guarantees issued under the Senior Secured Credit Facilities (or, in the case of the "Borrower Holdco," the loans under the Senior Secured Credit Facilities).
Security:	None.
Certain Prepayment Provisions
Optional Prepayment:	The Bridge Facility may be prepaid, in whole or in part, at any time at the option of Holdings at par plus accrued and unpaid interest, subject to the Lenders' redeployment or breakage costs.
Mandatory Prepayment:	Holdings will be required to prepay the Bridge Facility on a pro rata basis, at par plus accrued and unpaid interest from (i) the net proceeds from any issuance of Holdings Senior Notes or (ii) the net proceeds (after deduction of, among other things, amounts required to repay the Senior Secured Credit Facilities, if applicable) from the incurrence of any other debt or from all non-ordinary course asset sales which trigger a mandatory prepayment under the Senior Secured Credit Facilities or from the issuance of any equity securities for cash. Holdings will be required to offer to prepay the Bridge Facility on a pro rata basis at 101% of par plus accrued and unpaid interest upon the occurrence of a change of control (the definition of which shall be agreed upon).
Certain Documentation Matters
Representations and Warranties:	Customary and appropriate for facilities of this type.
Covenants:
Customary and appropriate for facilities of this type, including certain financial covenants to be mutually agreed upon; provided, that to the extent the Bridge Facility contains covenants which are comparable in substance to those contained in the Senior Secured Credit Facilities, no such comparable covenants shall be any more restrictive than those in the Senior Secured Credit Facilities and to the extent the Bridge Facility contains covenants that are comparable in substance to those contained in high yield notes, no such covenants shall be any more restrictive than those covenants typically found in such high yield notes; provided further, however, that permitted subordinated debt shall have a maturity no earlier than six (6) months following the maturity of the Exchange Notes. Treatment of Rigas family cable entities managed by the Credit Parties (the "Rigas Managed Entities") to be the same as provided for in the Summary of Terms and Conditions for the Senior Secured Credit Facilities (the "Senior Secured Credit Facilities Summary of Terms").
Events of Default:
Customary and appropriate for facilities of this type (subject to customary and appropriate grace periods), including without limitation, failure to make payments when due, defaults under other agreements or instruments of indebtedness over $50 million, noncompliance with covenants, material breaches of representations and warranties, bankruptcy (subject, in the case of the Rigas Managed Entities, to the exceptions set forth in the Senior Secured Credit Facilities Summary of Terms), judgments in excess of specified amounts, invalidity of guarantees, and "changes of control" (to be defined in a mutually agreed upon manner). No material adverse change default.
Assignment and Participation:
Subject to the terms hereof, the Lenders will have the right, in accordance with customary practice in the syndicated bank loan market, to assign loans under the Bridge Facility, without the consent of Holdings or any Guarantor.
Voting:
Amendments and waivers of the Bridge Facility and the other related definitive credit documentation will require the approval of the Lenders holding more than 50% of the Holdings Bridge Notes, except that the consent of each Lender will be required for (a) reductions of principal, interest rates or the applicable spread, (b) except as contemplated herein, extension of the Maturity Date and (c) modifications to any of the voting percentages.
Governing Law and Forum:	New York.
Counsel for the Administrative Agent and the Joint Bookrunners:	O'Melveny & Myers LLP.

Schedule I to Exhibit B

Potential Post-Emergence Structure

*
ACC currently offers telephony service in four states. Additional jurisdictions will be added as VOIP is rolled out.

**
ACC currently offers video service in approximately 35 jurisdictions.

++
Smallest unit for separate legal entities is flexible.

Note: Opcos will roll up under the System Roll-Up Cos.

Schedule II to Exhibit B

CERTAIN TERMS OF THE CONVERTED TERM LOAN AND EXCHANGE NOTES

Converted Term Loan
Maturity:
The Converted Term Loan will mature on the date that is ten years after the Closing Date or, if any Rollover Securities are issued on the Closing Date, the date, if earlier than ten years after the Closing Date, that is six months prior to the earliest maturity date of such Rollover Securities.
Interest Rate:
The Converted Term Loan will accrue interest at an interest rate per annum equal to the sum of the Conversion Rate (as defined below) plus the Conversion Spread (as defined below), provided, that the interest rate shall not exceed the cap specified in the Bridge Facility Summary of Terms to which this Schedule II is attached. Interest shall be payable in arrears and shall be calculated on the basis of the actual number of days elapsed on a 360-day year.

The "Conversion Rate" as determined on the Conversion Date and at the beginning of each subsequent quarterly interest period thereafter, means the per annum rate equal to three-month LIBOR plus a spread, such that the sum of the three-month LIBOR rate and the spread will be equal to the interest rate in effect with respect to the Bridge Facility on the Conversion Date (after giving effect to any increase in the interest rate made on such date).
The "Conversion Spread" shall be zero during the three-month period commencing on the Conversion Date and shall increase by 0.50% at the beginning of each three-month period thereafter.
Exchange Notes
Maturity:
The Exchange Notes will mature on the date that is ten years after the Closing Date or, if any Rollover Securities are issued on the Closing Date, the date, if earlier than ten years after the Closing Date, that is six months prior to the earliest maturity date of such Rollover Securities.
Interest Rate:	The Exchange Notes will accrue interest at a fixed rate equal to the interest rate on the Converted Term Loan surrendered for exchange.
Optional Redemption
The Exchange Notes will be non-callable through the fifth anniversary of the Maturity Date of the Bridge Facility and will be callable thereafter at par plus accrued and unpaid interest plus a premium equal to one-half of the coupon on such Exchange Note, which premium shall decline ratably on each yearly anniversary of the Maturity Date of the Bridge Facility to zero one year prior to maturity of the Exchange Notes.
Registration Rights:	Customary and appropriate.

B-II-1

Schedule III to Exhibit B

SUMMARY OF CONDITIONS TO FUNDING
UNDER BRIDGE FACILITY

        The commitments under the Commitment Letter with respect to the Bridge Facility are subject to the satisfaction of the conditions precedent set forth below (which are in addition to any conditions precedent set forth in the Commitment Letter). All capitalized terms used herein but not defined herein shall have the meanings set forth in the Commitment Letter or the Summary of Terms to which this Schedule III is attached, as the case may be.

Exit Facilities Documentation:	The definitive documentation evidencing the Bridge Facility (the "Definitive Financing Documents") shall (i) be prepared by counsel to the Joint Bookrunners, (ii) be customary for transactions of this type under similar market conditions, (iii) be in form and substance reasonably satisfactory to the Joint Bookrunners and (iv) have been executed and delivered by the Credit Parties. Such Definitive Financing Documents shall include customary closing documentation, including without limitation, information necessary to establish compliance with the USA Patriot Act, legal opinions, officers' certificates, resolutions, corporate and public records and the like.
Corporate Structure, Management, etc.:
The pro forma capital and ownership structure shall all be substantially as described in the Draft Plan of Reorganization (after giving effect to any amendments, supplements or modifications thereto which shall be approved by the Joint Bookrunners in accordance with the terms hereof); the organizational documents, and senior management of the Credit Parties shall be reasonably satisfactory to the Joint Bookrunners.
Effectiveness of Reorganization Plan:
The Reorganization Plan shall be substantially as described in the Draft Plan of Reorganization (after giving effect to any amendments, supplements or modifications thereto which shall be approved by the Joint Bookrunners in accordance with the terms hereof), and otherwise be reasonably acceptable in form and substance to the Joint Bookrunners. No provision of the Draft Plan of Reorganization shall have been amended, supplemented or otherwise modified in any material respect that is adverse to the Lenders without the prior consent of the Joint Bookrunners (which consent shall not be unreasonably withheld, conditioned or delayed), it being agreed that (i) any terms, conditions or provisions that are added to the Draft Plan of Reorganization, including any terms, conditions or provisions which are contemplated by the Draft Plan of Reorganization but which have not been specified therein, shall be deemed to be an amendment, supplement or modification for purposes of this condition to the commitments of the Lenders under the Commitment Letter with respect to the Bridge Facility and (ii) any amendment to the Draft Plan of Reorganization providing for the assumption or incurrence by any Credit Party of any material indebtedness or other material liability not otherwise contemplated by the Draft Plan of Reorganization shall require such consent. The Reorganization Plan shall become effective no later than the Initial Date; provided, however, in the event the Reorganization Plan is confirmed by the Bankruptcy Court on or before the Initial Date, at the request of the Borrower and

B-III-1

Holdings, the Initial Date shall be extended for a period not to exceed ninety (90) calendar days.
Confirmation Order:
The confirmation order of the Bankruptcy Court with respect to the Reorganization Plan (i) shall be in form and substance reasonably satisfactory to the Joint Bookrunners and shall authorize the Bridge Facility and all of the transactions contemplated thereby, and (ii) shall be in full force and effect and shall have become a final order, not subject to any stay, appeal, modification or reversal. The Reorganization Plan shall have become effective (and all conditions precedent thereto as set forth therein shall have been satisfied without waiver), and the Reorganization Plan and the funding of the Senior Secured Credit Facilities and the Bridge Facility shall be consummated substantially simultaneously.
Discharge of Pre-petition Claims and DIP Financing:
Any debtor-in-possession financing shall have been repaid in full in cash, all commitments relating to the foregoing shall have been terminated and all liens or security interests related thereto shall have been terminated, released or transferred, in each case, on terms reasonably satisfactory to the Joint Bookrunners, and no pre-petition indebtedness, debtor-in-possession financing or other claims against the Credit Parties shall remain outstanding as an obligation of the Credit Parties, except as contemplated by the Reorganization Plan. Adelphia and the Credit Parties shall have no continuing obligations with respect to the co-borrowing litigation, except as provided in the Reorganization Plan.
Rollover Securities:
If any Rollover Securities are issued, such securities shall be subordinated (whether structurally or contractually) to the Senior Secured Credit Facilities and the Holdings Senior Debt, in each case, on terms and conditions reasonably acceptable to the Arranger Group, which terms and conditions shall include, without limitation, that any such securities shall (1) not mature or otherwise require any prepayments or repayments of principal thereof earlier than seven years following the issuance date thereof, (2) not be secured by any assets or be guaranteed by any subsidiary and (3) be otherwise on terms and conditions that are no more restrictive than, in the case of terms and conditions comparable to those in the Facilities, the terms and conditions of the indebtedness issued under the Facilities, and otherwise on terms and conditions that are no more restrictive than those customarily contained in unsecured subordinated high yield notes.
Litigation:
No litigation shall be pending with respect to this Bridge Facility or the Definitive Financing Documents. There shall not exist any judgment, order, injunction or other restraint prohibiting the consummation of the transactions contemplated by this Bridge Facility. The Joint Bookrunners shall be reasonably satisfied with the status of any proceedings by or with the Securities and Exchange Commission arising out of the pre-petition activities of the Credit Parties that have not been discharged or resolved prior to the Closing Date.
Rigas Managed Entities:
Holdings and/or subsidiaries thereof shall continue to manage the Rigas Managed Entities and the Reorganization Plan shall provide that Holdings and/or subsidiaries thereof shall be subrogated to the rights of the lenders under the pre-petition co-borrowing credit facilities in respect of the properties and assets of the Rigas Managed Entities used to secure such facilities.

B-III-2

Financial Statements:
No later than 30 days prior to the Closing Date, the Joint Bookrunners shall have received (i)(A) consolidated audited financial statements of Adelphia for each of the last three fiscal years, including balance sheets and income and cash flow statements, audited by independent public accountants of recognized national standing and prepared in conformity with GAAP, together with such accountants' report thereon, and (B) unaudited quarterly and monthly consolidated financial statements of Adelphia for the fiscal periods most recently ended prior to the Closing Date, in each case, meeting the requirements of Regulations S-X and S-K for a Form S-1 registration statement under the Securities Act of 1933, as amended, (ii) a pro forma consolidated balance sheet of Adelphia as of the Closing Date after giving effect to the consummation of the Transaction, and (iii) a business plan of Adelphia, including quarterly projections for the period from the Closing Date through December 31, 2005 and annual projections for the period from the Closing Date through December 31, 2008. The foregoing financial statements shall not be materially inconsistent with the forecasts and unaudited financial statements provided to the Joint Bookrunners as of the effective date of the Commitment Letter. The forecasts and unaudited financial statements included in the Final Disclosure Statement shall not be materially inconsistent with the forecasts and unaudited financial statements provided to the Joint Bookrunners as of the effective date of the Commitment Letter.
Guarantees:	The Lenders shall have received customary guarantees from the Guarantors which shall be subordinated to the guarantees issued in respect of the Senior Secured Credit Facilities.
Certain Approvals and Agreements:
All governmental, shareholder and third party approvals necessary in connection with the consummation of the Reorganization Plan, the financings contemplated thereby and hereby and the continuing operations of the business of the Credit Parties shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired.
Fees and Expenses:
Holdings shall have complied with its obligations under the Commitment Letter, the Fee Letter and the other Commitment Documents (including the payment of all fees and expenses required pursuant to the terms thereof).
No Event of Default:
There shall be no default or event of default under the Definitive Financing Documents and all representations and warranties under the Bridge Facility shall be true and accurate in all material respects.
Pro Forma EBITDA:
The Joint Bookrunners shall have received evidence reasonably satisfactory to it that (i) if the Closing Date shall occur prior to June 30, 2004, the ratio of Total Debt to EBITDA (the definitions of such terms to be mutually agreed to) determined for the most recently ended fiscal quarter and multiplied by four ("LQA EBITDA") at the Closing Date (calculating after giving effect to the Transaction) shall not be greater than 7.00 to 1.00 and (ii) if the Closing Date shall occur after June 30, 2004, the ratio of Total Debt to LQA EBITDA at the Closing Date (calculated after giving effect to the Transaction) shall not be greater than 6.75 to 1.00.
Ratings:	Holdings will have obtained ratings for the Bridge Facility from each of Standard & Poor's Ratings Group and Moody's Investors Service, Inc., which ratings

B-III-3

Holdings will seek to obtain promptly following the commencement of the syndication by the Joint Bookrunners.

B-III-4

QuickLinks

  Exhibit 99.1
Adelphia Communications Corporation Senior Secured Credit Facilities Senior Unsecured Bridge Facility Amended and Restated Commitment Letter
ANNEX I
ANNEX II COMMITMENTS
SCHEDULE I SOURCES AND USES ($ millions)
EXHIBIT A $5,500,000,000 SENIOR SECURED CREDIT FACILITIES SUMMARY OF TERMS AND CONDITIONS
  Schedule I to Exhibit A
Potential Post-Emergence Structure
  Schedule II to Exhibit A
Interest Rates
Pricing Grid
  Schedule III to Exhibit A
SUMMARY OF CONDITIONS TO INITIAL FUNDING UNDER SENIOR SECURED CREDIT FACILITIES
  Schedule IV to Exhibit A
NON-STRATEGIC ASSETS
EXHIBIT B
$3,300,000,000 SENIOR UNSECURED BRIDGE LOAN FACILITY SUMMARY OF PRINCIPAL TERMS AND CONDITIONS
  Schedule I to Exhibit B
Potential Post-Emergence Structure
  Schedule II to Exhibit B
CERTAIN TERMS OF THE CONVERTED TERM LOAN AND EXCHANGE NOTES
  Schedule III to Exhibit B
SUMMARY OF CONDITIONS TO FUNDING UNDER BRIDGE FACILITY